Exhibit 16.1




Rachlin Cohen & Holtz LLP
Certified Public Accountants & Consultants


June 15, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by First Aid Direct, Inc. (the "Company"), a copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 12, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/Rachlin Cohen Holtz LLP

Fort Lauderdale, Florida
June 15, 2001







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